UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 29, 2015

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On May 29, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Kennedy-Wilson Holdings, Inc. (the “Company”) approved a discretionary bonus of $500,000 to be paid to Matthew Windisch, Executive Vice President of the Company, for his performance in leading the Company’s business in Japan and his role in executing the sale transaction described in Item 8.01 below.
ITEM 7.01 REGULATION FD DISCLOSURE
On June 1, 2015, the Company issued a release announcing that it has completed the sale of its equity interests in its Japanese multifamily portfolio. A copy of the release is furnished herewith as Exhibit 99.1.
The information in this Item 7.01 of Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation in such filing.
ITEM 8.01. OTHER EVENTS
As previously reported by the Company, on April 8, 2015, entities controlled by the Company entered into agreements to sell all of their equity interests in 50 multifamily buildings, totaling 2,410 units, located throughout Japan (the “Portfolio”) in a transaction which values the Portfolio at 58.5 billion JPY (approximately $472.4 million), including the assumption of approximately 27.9 billion JPY (approximately $224.9 million) of mortgage debt and net assets.

On May 28, 2015, the Company and its equity partners closed the sale of their equity interests in 49 of the 50 multifamily buildings. The closing of the sale of the one remaining asset is expected to be consummated in the second or third quarter of 2015. The closing of the 50 property portfolio, totaling 2,410 units, results in total net proceeds of approximately $100 million for the Company (for its 41% ownership interests in the entities), which represents an approximate $64 million cash profit over the life of the investment (including the effect of foreign currency and related hedges). As of December 31, 2014, the carrying value of the Company’s investment was $77.6 million, which includes a $43.8 million acquisition-related gain recognized in June 2014 (both amounts exclude deferred tax assets and liabilities and non-controlling interests). The Company will report its gain on sale in connection with the transaction in accordance with U.S. GAAP in its second quarter financial results.

As a part of the closing, the Company entered into an asset management agreement with the purchaser to provide asset management services for an initial term of three years. Also, the Company expects to invest alongside the purchaser to retain approximately 5% of the equity interests in the Portfolio.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Kennedy-Wilson Holdings, Inc. Press Release dated June 1, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2015	Kennedy-Wilson Holdings, Inc. By: /S/ JUSTIN ENBODY Justin Enbody Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Kennedy-Wilson Holdings, Inc. Press Release dated June 1, 2015.